SECTION 16

POWER OF ATTORNEY

 I, Kenneth R. Lehman, do hereby constitute

and appoint Krista DiVenere, Jennifer E. Manning

and Susan S. Ancarrow, my true and lawful

attorneys-in-fact, any of whom acting singly is

hereby authorized, for me and in my name and on my

behalf as a director, officer and/or shareholder of

VIRGINIA COMMERCE BANCORP, INC. to (i) prepare,

execute in my name and on my behalf, and submit to

the U.S. Securities and Exchange Commission (the

"SEC") a Form ID, including any necessary

amendments thereto, and any other documents

necessary or appropriate to obtain codes and

passwords enabling me to make electronic filings

with the SEC of reports required by Section 16(a)

of the Securities Exchange Act of 1934 or any rule

or regulation of the SEC in respect thereof; and

(ii) prepare, execute and file any and all forms,

instruments or documents, including any necessary

amendments thereto, as such attorneys or attorney

deems necessary or advisable to enable me to comply

with Section 16 of the Securities Exchange Act of

1934 or any rule or regulation of the SEC in

respect thereof  (collectively, "Section 16").

 I do hereby ratify and confirm all acts my

said attorney shall do or cause to be done by

virtue hereof.  I acknowledge that the foregoing

attorneys-in-fact, serving in such capacity at my

request, are not assuming, nor is VIRGINIA COMMERCE

BANCORP, INC. assuming, any of my responsibilities

to comply with Section 16.

 This power of attorney shall remain in full

force and effect until it is revoked by the

undersigned in a signed writing delivered to each

such attorney-in-fact or the undersigned is no

longer required to comply with Section 16,

whichever occurs first.

 WITNESS the execution hereof this 26 day of

April, 2011.

    /s/  Kenneth R. Lehman

             Kenneth R. Lehman